Exhibit 4.2

THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), entered into as of June 12, 2019, by and among Hughes Satellite Systems Corporation (formerly known as EH Holding Corporation), a Colorado corporation (the “Company”), the guarantors listed on the signature pages to the Secured Indenture (the “Guarantors”), EchoStar BSS Corporation, a Delaware corporation (“BSS”), EchoStar FSS L.L.C., a Delaware limited liability company (“FSS”, and together with BSS, the “Supplemental Guarantors” and each, a “Supplemental Guarantor”), U.S. Bank National Association, as trustee (the “Trustee”) and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not otherwise defined herein are used as defined in the Secured Indenture referred to below.

RECITALS
WHEREAS, the Company, the guarantors listed on the signature pages thereto, the Trustee and the Collateral Agent entered into that certain Secured Indenture, dated as of July 27, 2016, relating to the 5¼% Senior Secured Notes due 2026 of the Company in original principal amount of $750,000,000 (the “Secured Notes”), as supplemented by a Supplemental Indenture, dated as of March 22, 2017 and a Second Supplemental Indenture, dated as of August 10, 2017, each by and among the Company, the guarantors listed on the signature pages thereto, the Trustee and the Collateral Agent (as so supplemented, the “Secured Indenture”);

WHEREAS, the Company has formed new Wholly Owned Subsidiaries, each a Supplemental Guarantor;

WHEREAS, on the date hereof, the Acquisition has been consummated and each of the Supplemental Guarantors is a Restricted Subsidiary of the Company; and

WHEREAS, pursuant to Section 4.13 of the Secured Indenture, each Supplemental Guarantor is required to become a Guarantor under the Secured Indenture; and

AGREEMENT
NOW, THEREFORE, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.Each Supplemental Guarantor shall be a Guarantor under the Secured Indenture and be bound by the terms thereof applicable to Guarantors and shall deliver an executed Guarantee pursuant to Section 11.02.

Section 2.    This Supplemental Indenture is an amendment supplemental to the Secured Indenture, and the Secured Indenture and this Supplemental Indenture will henceforth be read together.

Section 3.    This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.    This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[Signature pages follow]

HUGHES SATELLITE SYSTEMS CORPORATION

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

ECHOSTAR 77 CORPORATION
ECHOSTAR SATELLITE SERVICES L.L.C.
ECHOSTAR ORBITAL L.L.C.
ECHOSTAR GOVERNMENT SERVICES L.L.C.
ECHOSTAR SATELLITE OPERATING CORPORATION,
HUGHES COMMUNICATIONS, INC.,
HUGHES NETWORK SYSTEMS, LLC,
HUGHES NETWORK SYSTEMS INTERNATIONAL SERVICE COMPANY,
HNS-INDIA VSAT, INC.,
HNS REAL ESTATE, LLC,
HNS LICENSE SUB, LLC,
ECHOSTAR XI HOLDING L.L.C.,
ECHOSTAR XIV HOLDING L.L.C.,
as Guarantors

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

CHEYENNE DATA CENTER L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Secretary

HNS AMERICAS, L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Vice President, General Counsel & Secretary

HNS AMERICAS II, L.L.C., as a Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture – 2016 Secured Indenture]

ECHOSTAR BSS CORPORATION,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: President, Secretary and Treasurer

ECHOSTAR FSS L.L.C.,
as a Supplemental Guarantor

By:	/s/ Dean A. Manson
Name: Dean A. Manson
Title: Executive Vice President, General Counsel & Secretary

[Signature Page to Supplemental Indenture - 2016 Secured Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alexander Pabon
Name: Alexander Pabon
Title: Assistant Vice President

[Signature Page to Supplemental Indenture - 2016 Secured Indenture]